Exhibit 10.4

                           CAROLINA FIRST CORPORATION
                           CHANGE IN CONTROL AGREEMENT


         This Change in Control Agreement ("Agreement") is entered into this 2 day of November, 1998, by and between Michael W. Sperry (the "Executive") and Carolina First Corporation, a South Carolina corporation and financial institution holding company headquartered in Greenville, South Carolina (the "Company"). As used herein, the term Company shall include the Company and any and all of its subsidiaries where the context so applies.

                                    RECITALS

         The Company considers it the best interest of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and it stockholders.

         The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

         To induce the Executive to remain in the employ of the Company, and in consideration of the Executive's agreement set forth below, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event that the Executive's employment with the Company is terminated subsequent to a "change in control of the Company" (as defined in Section 2 below) under the circumstances described below.

         NOW, THEREFORE, in consideration of the Executive's continued employment and the parties' agreement to be bound by the terms contained in this Agreement, the parties agree as follows:


         1. Term of the Agreement. This Agreement shall commence on November 2, 1998, and shall continue in effect through November 2, 2000; provided, however, that commencing on November 2, 1999 and each year thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than ninety (90) days prior to the end of the preceding term, the Company shall have given notice that it does not wish to extend this Agreement. Further, if a change in control of the Company shall have occurred during the original term or extended term of this Agreement, this Agreement shall continue in effect for a period not less than twelve (12)


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                  months beyond the month in which such a change in
                  control occurred. Unless otherwise stated, the term of this Agreement shall not extend beyond the month in which the Executive attains the age of sixty-five (65) years.

         2.       Change in Control.
                  No benefit shall be payable under this Agreement unless there has been a change in control of the Company, as set forth below. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

                  (a) Any "Person" (as the term "Person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) acquires (other than directly from the Company) any voting securities of the Company (the "Voting Securities") immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a "change in control of the Company" has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a change in control. A "Non-Control Acquisition" shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by
                  (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (b) the Company or any Subsidiary, or (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined); or

                  (b) During any period of three (3) consecutive years (not including any period prior to the execution of this Agreement), the individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)      Approval by the stockholders of the Company of:


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                  (1)   A merger, consolidation or reorganization involving the
                        Company, unless

                        (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                        (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

                        (A transaction described in clauses (i) and (ii) of this Section 2(c) shall be referred to as a "Non-Control Transaction").

                  (2)   A complete liquidation or dissolution of the Company; or

                  (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         3.       Termination Following Change in Control.

                  (a) General. If any of the events described in Section 2 above constituting a change in control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 4(c), upon the subsequent termination of the Executive's employment during the twelve (12) month period following the change in control of the Company, unless such termination is:

                        (1) because of the Executive's death, Disability, or Retirement; or

                        (2)   by the Company for Cause; or

                        (3)   by the Executive other than for Good Reason.



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                        In the event the Executive's employment with the Company
                        is terminated for any reason and subsequently a change in control of the Company occurs, the Executive shall not be entitled to any benefits hereunder.

                  (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness as determined by an independent physician selected with the approval of both the Executive and the Board, the Executive shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice of termination is given, the Executive shall not have returned to full-time performance of his duties, the Executive's employment may be terminated for "Disability."

                  (c) Retirement. Termination by the Company or the Executive of the Executive's employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy, including early retirement, generally applicable to its employees or in accordance with any retirement arrangement with respect to the Executive.

                  (d) Cause. Termination by the Company of the Executive's employment for "Cause" shall mean:

                        (1) termination for any act that (i) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (ii) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

                        (2) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

                        (3) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;


                              PROVIDED, HOWEVER, that in the case of clause (1) above, such conduct shall not constitute Cause unless (i) there shall have been delivered to the Executive a written Notice of Termination setting forth with specificity the reasons that the Board believes

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                        the Executive's conduct constitutes the criteria set
                        forth in clause (1), (ii) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (iii) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive).

                  (e) Good Reason. The Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence after a change in control of the Company of any of the following circumstances:

                        (1)   a material change in the Executive's
                              responsibilities, position (including status as an executive of the Company, its successor or ultimate parent entity), office, title, reporting relationship or working conditions, authority, or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the change in control of the Company); or

                        (2)   a change in the terms or status of this Agreement;
                              or

                        (3) a reduction in the Executive's compensation or benefits; or

                        (4) a forced relocation of the Executive outside of the Greeenville metropolitan area; or

                        (5) a significant increase in the Executive's travel requirements; or

                        (6) any attempted termination for Cause that does not comply with the substantive and procedural provisions set forth in the definition of Cause above for purposes of this Agreement; or

                        (7)   the Company's insolvency.


                        The Executive will be required (i) to inform the Company by written Notice of Termination of his intent to terminate employment with Good Reason, setting forth the specific grounds described in this


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                        Agreement constituting the termination and stating in
                        reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the grounds so indicated, and (ii) to provide the Company ten (10) days to cure said grounds for termination. If the grounds for termination are corrected within ten (10) days, the Executive's notice of intent to terminate employment with Good Reason shall be deemed withdrawn and of no further force or effect.

         4. Compensation Upon Termination or During Disability. Following a change in control of the Company, the Executive shall be entitled to the following benefits during a period of disability or upon termination of the Executive's employment, as the case may be, provided that such period or termination occurs during the term of this Agreement.

                  (a) During any period the Executive fails to perform his full time duties with the Company as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his base salary at the rate in effect at the commencement of any such period, together with all compensation payable to the Executive under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(b) hereof. Thereafter, or in the event the Executive's employment shall be terminated by the Company or by the Executive for Retirement, or by reason of the Executive's death, the Executive's benefits shall be determined under the Company's retirement, insurance, other compensation programs or any employment contract then in effect in accordance with the terms of such programs or contract.

                  (b) If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, Disability, death, or Retirement, the Company shall pay the Executive's full base salary through the date of termination as determined by the Company at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which the Executive is entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

                  (c) If the Executive's employment shall be terminated by the Company for reasons other than Cause, Retirement, Disability, or death, or if the Executive should terminate employment for Good Reason, then the Executive shall be entitled to the benefits provided below.
                        (1) The Company shall pay the Executive's full base salary through the date of termination as determined by the Company at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which the Executive is entitled

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                              under any compensation plan of the Company at the
                              time such payments are due, except as otherwise provided below.

                        (2) In lieu of any further salary payments for periods subsequent to the date of termination, the Company shall pay to the Executive a lump sum severance payment equal to the compensation, defined as current base salary plus annual bonus, that would have otherwise been payable over the two (2) years subsequent to such termination. The annual bonus amount shall be deemed equal to the average of such compensation over the three (3) year period immediately prior to the occurrence giving rise to the Notice of Termination. The severance payment provided for in this Section 4(iii)(b) shall be made no later than the sixty (60) days following the date of termination.

                        (3)   The Executive shall be entitled to the
                              continuation of basic benefits coverage and continuing perquisites for two (2) years subsequent to the date of termination. Such benefits consist of those benefits generally provided to executives and may include health insurance, disability insurance, and retirement benefits, but shall not include life insurance or club dues.

         5. Vesting of Executive's Stock Options and Restricted Stock. Executive stock options, restricted stock, or other components of compensation subject to vesting requirements shall fully vest upon the occurrence of a change in control of the Company or upon the triggering of the provisions of the Company's Shareholder Rights Agreement, even if the Executive is terminated by the Company for Cause, terminates voluntarily, or terminates with Good Reason or for Retirement or Disability. Additionally, to the extent that this Agreement is inconsistent with the Company's existing Restricted Stock Plan (the "RSP"), the terms of the RSP shall control. The Executive will have a minimum of one (1) year subsequent to the change in control or triggering within which to exercise such options which have received accelerated vesting.


         6. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for the Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a change in control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be increased, on a tax gross-up basis, so as to reimburse the Executive for the tax payable by the Executive, pursuant to Section 4999 of the Internal


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                  Revenue Code, on such "excess parachute payments," taking into account all taxes payable by the Executive with respect to such tax gross-up payments hereunder, so that the Executive shall be, after payment of all taxes, in the same financial position as if no taxes under Section 4999 had been imposed upon him.

         7. Notice. For the purposes of this Agreement, notices and all other communications provided shall be in writing and will be deemed to have been duly given when delivered or seven days after mailed by the U.S. mail, certified, first class, postage paid, and addressed to the respective party. All Notices to the Company shall be directed to the attention of the Board.


         8. Confidentiality. The Executive acknowledges that, prior to and during the term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information which could be used by the Executive on behalf of a competitor of the Company to the Company's substantial detriment. "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and
                  (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement. Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event the Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Upon the termination or expiration of his employment hereunder, the Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

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         9.       Remedies. The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated by monetary damages alone. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

         10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supercedes all prior written or oral agreements regarding severance benefits provided following a change in control of the Company.

         12. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of South Carolina.

         13. Amendments and Modification. This Agreement may be amended or modified only in writing if duly approved and signed by all parties.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Change in Control Agreement as of the date set forth above.

Date:______________________                  ___________________________________
                                             Michael W. Sperry


                                             CAROLINA FIRST CORPORATION


Date:______________________                  By:________________________________
                                             Its: Executive Vice President
                                             Carolina First Corporation



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